Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Forms S-8 (File No. 333-174907, File No. 333-151883, File No. 333-143673,

File No. 333-116436, File No. 333-56741, File No. 333-91408, and File No. 333-106390)

of our report dated April 6, 2018, with respect to the consolidated financial statements of Dielectrics, Inc.

as of December 31, 2017 and 2016 and for the years then ended, included in this Current Report on

Form 8-K/A of UFP Technologies, Inc.

/s/ GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts

April 6, 2018